EXHIBIT 4.5
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                                D.R. HORTON, INC.

                          THE GUARANTORS PARTY HERETO,

                                       AND

                           FIRST UNION NATIONAL BANK,
                                       as
                                     Trustee



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                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 20, 1998

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                                10% SENIOR NOTES
                                    DUE 2006







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         THIS FIRST SUPPLEMENTAL  INDENTURE,  dated as of April 20, 1998, by and
among  D.R.  HORTON,   INC.,  a  Delaware   corporation  (the  "Company"),   the
subsidiaries of the Company signatory hereto (the "Additional Guarantors") and FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, Continental Homes Holding Corp., a Delaware corporation ("Continental"), and the Trustee entered into the Indenture dated as of April 15, 1996 (the "Indenture"), pursuant to which Continental issued $150,000,000 principal amount of 10% Senior Notes due 2006 (the "Securities");

         WHEREAS, on April 20, 1998, pursuant to the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of December 18, 1997 (the "Merger Agreement"), by and between the Company and Continental, Continental was duly merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation;

         WHEREAS, as a result of the Merger, the Company succeeded to all obligations, duties and liabilities of Continental under the Indenture as if incurred or contracted by the Company;

         WHEREAS, the Company desires to amend the Indenture to provide for the assumption by the Company of all obligations of Continental pursuant to Section
5.01 of the Indenture and that all references to Continental shall now, where appropriate, be references to "D.R. Horton, Inc.";

         WHEREAS, pursuant to Section 4.16 of the Indenture, the Company is required to cause any Subsidiary with a net book value greater than $10,000,000 which is a Restricted Subsidiary to guarantee, simultaneously with its designation as a Restricted Subsidiary, the payment of the Securities pursuant to the terms of Article 10 and Exhibit B of the Indenture; and

         WHEREAS, the execution of this First Supplemental Indenture has been duly authorized by the Boards of Directors of the Company and the Additional Guarantors and all things necessary to make this First Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

         NOW THEREFORE, for and in consideration of the premises, the Company and the Additional Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                   ARTICLE I.

                                 CHANGE OF NAME

         1.1. The Company hereby assumes all the obligations of Continental under the Securities and the Indenture.

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         1.2.  The  Indenture  is  hereby  amended  so that  all  references  to
Continental shall, where appropriate, be deemed to be referenced to "D.R. Horton, Inc." and further amended to reflect such changes in phraseology or form as may be required thereby. Section 11.02 to the Indenture is hereby amended so that the references to the Company's address shall be deemed to be 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Chief Financial Officer.

                                   ARTICLE II.

                                FORM OF SECURITY

         2.1. In accordance with Article I of this First Supplemental Indenture, Exhibit A to the Indenture is hereby amended so that all references to Continental shall, where appropriate, be deemed to be referenced to "D.R. Horton, Inc." and further amended to reflect such changes in phraseology or form as may be required thereby. Exhibit A to the Indenture is hereby amended so that the references to the Company's address shall be deemed to be 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Chief Financial Officer.

                                  ARTICLE III.

                              ADDITIONAL GUARANTORS

         In accordance with Sections 4.16 and 10.03 of the Indenture, the following Additional Guarantors hereby severally agree to be subject to and bound by the terms of the Indenture applicable to a Guarantor and hereby jointly and severally unconditionally and irrevocably guarantee on a senior basis the payment of the Securities pursuant to the terms of Article 10 of the Indenture:

            Name                                 Jurisdiction of Organization
            ----                                 ----------------------------

    CHTEX of Texas, Inc.                                   Delaware

    CH Investments of Texas, Inc.                          Delaware

    Continental Homes of Austin, L.P.                      Texas

    Continental Homes of Dallas, L.P.                      Texas

    Continental Homes of San Antonio, L.P.                 Texas

    DRHI, Inc.                                             Delaware

    DRH Construction, Inc.                                 Delaware

    DRH New Mexico Construction, Inc.                      Delaware

    D.R. Horton Denver Management                          Colorado
             Company, Inc.

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            Name                                 Jurisdiction of Organization
            ----                                 ----------------------------

    D.R. Horton, Inc. - Albuquerque                        Delaware

    D.R. Horton, Inc. - Denver                             Delaware

    D.R. Horton, Inc. - Minnesota                          Delaware

    D.R. Horton, Inc. - New Jersey                         Delaware

    Meadows I, Ltd.                                        Delaware

    Meadows II, Ltd.                                       Delaware

    Meadows IX, Inc.                                       New Jersey

    Meadows X, Inc.                                        New Jersey

    D.R. Horton Los Angeles Holding                        California
             Company, Inc.

    D.R. Horton Los Angeles Management                     California
             Company, Inc.

    D.R. Horton, Inc. - Birmingham                         Alabama

    D.R. Horton, Inc. - Greensboro                         Delaware

    D.R. Horton San Diego Holding                          California
             Company, Inc.

    D.R. Horton San Diego Management                       California
             Company, Inc.

    D.R. Horton, Inc. - Torrey                             Delaware

    DRH Tucson Construction, Inc.                          Delaware

    D. R. Horton, Inc. - Sacramento                        California

    D.R. Horton - Sacramento Management                    California
             Company, Inc.

    C. Richard Dobson Builders, Inc.                       Virginia

    Land Development, Inc.                                 Virginia

    D.R. Horton Management Company, Ltd.                   Texas

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            Name                                 Jurisdiction of Organization
            ----                                 ----------------------------

    D.R. Horton - Texas, Ltd.                              Texas

    SGS Communities at Grande Quay, LLC                    New Jersey

    S. G. Torrey Atlanta, Ltd.                             Georgia


         3.2. The Additional Guarantors shall execute and deliver a Guarantee, which shall be incorporated herein by reference in the form set forth in Exhibit B to the Indenture.

                                   ARTICLE IV.

                            MISCELLANEOUS PROVISIONS

         4.1. This First Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this First Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         4.2. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall together constitute but one and the same instrument.

         4.3. In the event that any provision in this First Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.4. The article and section headings herein are for convenience only and shall not affect the construction hereof.

         4.5. Any capitalized term used in this First Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

         4.6. All covenants and agreements in this First Supplemental Indenture by the Company and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not.

         4.7. This First Supplemental Indenture shall be deemed to be a contract under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

         4.8. Except as amended by this First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

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         4.9. The Trustee  accepts the  modifications  of the trust  effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

                            [SIGNATURES ON NEXT PAGE]

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IN WITNESS  WHEREOF,  the parties  hereto  have  caused this First  Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                                        D.R. HORTON, INC.

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer


                                        GUARANTORS:
                                        Continental Homes, Inc.
                                        KDB Homes, Inc.
                                        L&W Investments, Inc.
                                        Continental Ranch, Inc.
                                        Continental Homes of Florida, Inc.
                                        CHI Construction Company

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        ADDITIONAL GUARANTORS
                                        CHTEX of Texas, Inc.
                                        CH Investments of Texas, Inc.
                                        DRHI, Inc.
                                        DRH Construction, Inc.
                                        DRH New Mexico Construction, Inc.
                                        D.R. Horton Denver Management Company,
                                           Inc.
                                        D.R. Horton, Inc. - Albuquerque
                                        D.R. Horton, Inc. - Denver
                                        D.R. Horton, Inc. - Minnesota
                                        D.R. Horton, Inc. - New Jersey
                                        Meadows I, Ltd.
                                        Meadows II, Ltd.
                                        Meadows IX, Inc.
                                        Meadows X, Inc.
                                        D.R. Horton Los Angeles Holding Company,
                                           Inc.
                                        D.R. Horton Los Angeles Management
                                           Company, Inc.
                                        D.R. Horton, Inc. - Birmingham

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                                        D.R. Horton, Inc. - Greensboro
                                        D.R. Horton San Diego Holding Company,
                                           Inc.
                                        D.R. Horton San Diego Management
                                           Company, Inc.
                                        D.R. Horton, Inc. - Torrey
                                        DRH Tucson Construction, Inc.
                                        D.R. Horton, Inc. - Sacramento
                                        D.R. Horton - Sacramento Management
                                           Company, Inc.
                                        C. Richard Dobson Builders, Inc.
                                        Land Development, Inc.
                                        S. G. Torrey Atlanta, Ltd.

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        Continental Homes of Austin, L.P.
                                        By:   CHTEX of Texas, Inc.
                                              its general partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        Continental Homes of Dallas, L.P.
                                        By:   CHTEX of Texas, Inc.
                                              its general partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        Continental Homes of San Antonio, L.P.
                                        By:   CHTEX of Texas, Inc.
                                              its general partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        D.R. Horton Management Company, Ltd.
                                        By:   Meadows I, Ltd.,
                                              its general partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer

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                                        D.R. Horton - Texas, Ltd.
                                        By:   Meadows I, Ltd.,
                                              its general partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        SGS Communities at Grande Quay, LLC
                                        By:   Meadows IX, Inc., a member

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer

                                        and

                                        By:      Meadows X, Inc., a member

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer

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                                        FIRST UNION NATIONAL BANK,
                                        as Trustee

                                        By:/s/ John H. Clapham
                                           -------------------------------------
                                            Name:  John H. Clapham
                                            Title:  Vice President








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